EXHIBIT 4.2

[Execution]

AMENDED AND RESTATED
ACCOUNT CONTROL AGREEMENT

This Amended and Restated Account Control Agreement (this “Agreement”), dated as of February 28, 2002, amends and restates the Account Control Agreement, dated as of February 4, 2002, between Petrobras International Finance Company, an exempted limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (the “Issuer”), and The Bank of New York, a New York banking corporation (“BNY”), as trustee (the “Trustee”), under the Indenture (defined below) and as depository bank and as securities intermediary (as defined herein) hereunder, as the case may be. Capitalized terms used but not defined herein shall have the meanings assigned in the Indenture, dated as of February 4, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Trustee. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

SECTION 1.  Establishment of the Reserve Account.    The Issuer, the Trustee and BNY hereby confirm and agree that:

        (a) The Trustee has established account no. 394414 (together with any successor accounts thereof, the “Reserve Account”) with BNY, as depository bank and securities intermediary (as defined in Section 8-102 (a)(14) of the UCC), as the case may be, in accordance with this Agreement and the Indenture.

        (b) The Reserve Account shall be maintained in the name of the Trustee for the benefit of the Noteholders and the Trustee as required under the Indenture.

        (c) BNY shall not change the name or account number of the Reserve Account without the prior written consent of the Trustee.

SECTION 2.  Maintenance of the Reserve Account.    (a) The parties hereto agree that BNY is the depository bank with respect to the Reserve Account. BNY agrees that the Trustee is its customer (as defined in Section 4-104 of the UCC) with respect to the Reserve Account. BNY covenants that it will comply with all instructions originated by the Trustee directing disposition of the funds in and assets credited to the Reserve Account without the need for the consent of the Issuer.

        (b) To the extent that the Reserve Account is deemed to be a securities account (as that term is defined in Section 8-501 of the UCC) then BNY shall be deemed to be the securities intermediary (as that term is defined under the UCC). In addition:

        (i) All securities or other property underlying any financial assets (as defined in Section 8-102(a)(9) of the UCC) credited to the Reserve Account shall be registered in the name of BNY (as securities intermediary) endorsed to or in blank or credited to one or more securities accounts (as defined in Section 8-501(a) of the UCC) maintained in the name of BNY, and in no case will any financial asset credited to the Reserve Account be registered in the name of the Issuer or any of its affiliates, payable to the order of the Issuer or any of its affiliates or specially indorsed to the Issuer or any of its affiliates except to the extent the foregoing have been specially indorsed to BNY (as securities intermediary) or in blank.

        (ii) All property delivered to BNY as securities intermediary pursuant to the Indenture will be promptly credited to the Reserve Account in accordance with the Indenture.

        (iii) The Reserve Account is, and will be maintained by BNY as, a securities account (as defined in Section 8-501(a) of the UCC).

        (iv) Each item of property (whether investment property, a financial asset, a security, an instrument, each as defined in the UCC, or cash) credited to the Reserve Account shall be treated as a financial asset.

        (v) If at any time BNY shall receive any entitlement order (as defined in Section 8-102(a)(8) of the UCC) from the Trustee pursuant to the Indenture directing transfer or redemption of any financial asset relating to the Reserve Account, BNY (as securities intermediary) shall comply with such entitlement order without further consent by the Issuer or any other person.

        (c) Investment Instructions.  In accordance with Section 5.3(c) of the Indenture, BNY will comply with written instructions given by the Trustee acting pursuant to the Indenture with respect to the Reserve Account and any items credited thereto. BNY shall have no obligation to invest and reinvest any cash held by it in the absence of timely and specific written investment direction from the Trustee. In no event shall BNY be liable for the selection of investments or for investment losses incurred thereon. BNY shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Trustee to provide timely written investment direction.

        (d) BNY will not take any action which (i) eliminates the Trustee’s control (as defined in Section 8-106 of the UCC) over the security entitlements or its control (as defined in Section 9-104 of the UCC) of the Reserve Account, (ii) changes on its books the identity of the entitlement holder or (iii) changes the law governing the Reserve Account. BNY will only acquire new Permitted Investments using assets or funds on deposit in or credited to the Reserve Account in delivery versus payment transactions.

        (e) Statements and Confirmations.  BNY will promptly send copies of all statements, confirmations and other correspondence concerning the Reserve Account and/or any financial assets or other property credited thereto simultaneously to each of the Issuer and the Trustee at the address for each set forth in Section 10 of this Agreement.

SECTION 3.  Subordination of Lien; Waiver of Set-Off.    If BNY as the depository bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Reserve Account, BNY as the depository bank hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. If BNY as securities intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Reserve Account or any “security entitlement” (as defined in Section 8-102(a)(17) of the UCC) credited thereto, hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The financial assets and other items deposited to the Reserve Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Trustee, subject to the limitations of the Indenture.

SECTION 4.  Choice of Law.    Both this Agreement and the Reserve Account shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be BNY’s jurisdiction for purposes of this Agreement to the extent that it applies to the Reserve Account.

SECTION 5.  Conflict with Other Agreements.

        (a) Each of the Issuer, the Trustee and BNY agrees that:

        (1) in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail; and

        (2) no amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

        (b) Each of the Issuer, the Trustee and BNY as depository bank and as securities intermediary (as the case may be) hereby confirms and covenants as to itself that there are no other agreements entered into between it and the Issuer with respect to the Reserve Account or property to be included therein except for the Indenture, the Notes, the Standby Purchase Agreement and this Agreement.

        (c) BNY hereby confirms and covenants (i) it has not entered into, and until the termination of this Agreement will not enter into any agreement with any other person with respect to the Reserve Account and/or any financial assets credited thereto requiring it to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2(e) hereof and (ii) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Reserve Account requiring it to comply with the instructions of such other person.

SECTION 6.  Adverse Claims.

        Except for the claims and interest of the Trustee and the Issuer in the Reserve Account arising pursuant to the Indenture, BNY does not know of any other claim to, or interest in, the Reserve Account or in any “financial asset” credited thereto. If any person asserts any lien, encumbrance or “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Reserve Account or in any financial asset credited thereto, BNY will promptly notify the Trustee and the Issuer thereof.

SECTION 7.  Representations, Warranties and Covenants.

        Each of the Issuer and BNY, as Trustee, as depository bank and as securities intermediary, as the case may be, hereby represents, warrants and covenants that this Agreement is the valid and legally binding obligation of it in those capacities expressed in accordance with its terms.

SECTION 8.  Indemnification of BNY.

        (a) BNY is hereby released from any and all liabilities arising from the terms of this Agreement and the compliance by it with the terms hereof, except to the extent that such liabilities arise from its willful misconduct or negligence.

        (b) The Issuer and its successors and assigns shall at all times indemnify and save harmless BNY and its officers, directors, agents and employees from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance by BNY with the terms hereof, except to the extent that such arises from its willful misconduct or negligence, and from and against any and all liabilities, losses, damages, costs, charges, reasonable counsel fees and other reasonable expenses of every nature and character arising by reason of its performance hereunder, until the termination of this Agreement.

        (c) This section shall survive the termination of this Agreement and the earlier removal or resignation of BNY in all capacities.

SECTION 9.  Successors; Assignment.

        (a) The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. BNY in any capacity hereunder may assign its rights hereunder only with the express written consent of BNY (in its other capacities hereunder) and by sending written notice of such assignment to the Issuer.

        (b) Any corporation, state or national banking association into which BNY may be merged or converted or with which it may be consolidated, or any corporation, state or national banking association resulting from any merger, conversion or consolidation to which BNY shall be a party, or any corporation, state or national banking association succeeding to all or substantially all of the corporate trust business of BNY shall be the successor of BNY in its capacities hereunder, as the case may be, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation, state or national banking association shall be otherwise qualified and eligible under the Indenture.

SECTION 10.  Notices.    Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Issuer:	Petrobras International Finance Company c/o Petróleo Brasileiro, S.A. Avenida República do Chile, 68 20035 – 800 Rio de Janeiro – RJ Brazil

Trustee:	The Bank of New York, as Trustee 101 Barclay Street, 21W New York, NY 10286

BNY, as Securities Intermediary or Custodian:	The Bank of New York 101 Barclay Street, 21W New York, NY 10286

Any party may change its address for notices in the manner set forth above.

SECTION 11.  Termination.    The obligations of BNY to the Issuer and the Trustee pursuant to this Agreement shall continue in effect until the security interests of the Trustee in the Reserve Account has been terminated pursuant to the terms of the Indenture, and the Trustee has notified BNY of such termination in writing. The termination of this Agreement shall not terminate the Reserve Account or alter the obligations of BNY with respect to the Reserve Account with respect to the Reserve Account pursuant to any other agreement.

SECTION 12.  Limitation of Liability.    It is expressly understood by the parties hereto that (a) the execution and delivery of this Agreement by BNY, as trustee, is by it not individually or personally but solely as the Trustee in the exercise of the powers and authority conferred and vested in it under the Indenture and (b) nothing herein contained shall be construed as creating any liability on BNY, individually or personally, to perform any covenant of the Trustee either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties.

SECTION 13.  Reliance Upon Rights and Protections.    The rights and protections of the Trustee and BNY under the Indenture shall be incorporated into this Agreement and afforded to the Trustee and BNY as if fully set forth herein.

SECTION 14.  Scope of Duties.

        (a) BNY undertakes to perform such duties as are specifically set forth in this Agreement and the Indenture and no duties shall be implied and may rely and shall be protected in acting or refraining from acting upon any written instruction from a responsible officer of the Issuer.

        (b) None of the provisions of this Agreement shall require BNY to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

        (c) BNY undertakes not to take any action that (i) eliminates BNY’s “control” (as defined in Section 9-104 of the UCC) over the securities, security entitlements or other financial assets credited to the Reserve Account (including a delivery against payment transaction) or its “control” (as defined in Section 9-104 of the UCC) of the Reserve Account, (ii) changes the identity of the entitlement holder, (iii) changes the law governing the Reserve Account or (iv) may otherwise adversely affect the existence, perfection or priority of the security interest of the Trustee under the Indenture and the Standby Purchase Agreement.

SECTION 15.  Amendments.    This Agreement shall not be amended, modified or supplemented except by writing duly executed by each of the parties hereto.

SECTION 16.  Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

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IN WITNESS WHEREOF, we have caused this Agreement to be executed by our duly authorized officers as of the date specified above.

PETROBRAS INTERNATIONAL FINANCE
    COMPANY, as Issuer

By:

Name:
Title:

THE BANK OF NEW YORK,
    not in its individual capacity, but solely
    as Trustee

By:

Name:
Title:

THE BANK OF NEW YORK,
    as Depository Bank and
    as Securities Intermediary

By:

Name:
Title: